UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
April 30, 2014

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-11733

West Virginia	55-0619957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07                      Submission of Matters to a Vote of Security Holders

At the City Holding Company (the Corporation) Annual Meeting of Shareholders held on April 30, 2014 in Charleston, WV, the shareholders approved the matters described in the Corporation’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2014.  The Corporation’s Board of Directors fixed the close of business on March 14, 2014, as the record date for the determination of shareholders entitled to notice and vote at the Annual Meeting.  As of March 14, 2014, there were 15,757,829 issued and outstanding shares of Common Stock (exclusive of 2,755,453 shares held as treasury stock which were not voted).  A total of 12,971,734 shares of common stock were voted at the annual meeting, either in person or by proxy.  There were a total of 1,916,890 broker non-votes.

Following below is a summary of the voting results for each matter presented to the shareholders:

1.	The election of four Class III Directors each for a three-year term expiring in 2017:

	Class	For	Withheld	Broker Non-Vote

Robert D. Fisher	III	10,830,096	224,748	1,916,890
Jay C. Goldman	III	10,845,477	209,367	1,916,890
Charles R. Hageboeck	III	10,995,828	59,016	1,916,890
Philip L. McLaughlin	III	10,831,256	223,588	1,916,890

The election of one Class I Director with a one-year term expiring in 2015:

	Class	For	Withheld	Broker Non-Vote

J. Thomas Jones	I	10,865,391	189,453	1,916,890

2.	The ratification of Ernst & Young, LLP as the Corporation’s independent registered public accounting firm for 2014:

For	Against	Abstain	Broker Non-Vote

12,905,223	46,451	20,060	0

3.	The approval of a non-binding advisory proposal on the compensation of the Named Executive Officers:

For	Against	Abstain	Broker Non-Vote

10,489,902	452,016	112,926	1,916,890

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: May 2, 2014	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer